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                                                                     Exhibit 8.1

                                                          WILLEM C.B. VAN WETTUM
                                                                     020-5517414

QIAGEN N.V.
Spoorstraat 50
5911 KJ  VENLO
The Netherlands

June 24, 2002
68-083443-0/WCW/FFR

Re: Qiagen N.V. Secondary Public Offering by Certain Selling Shareholders

Dear Sirs,

We have acted as Netherlands tax counsel to QIAGEN N.V., a Netherlands corporation (the "Company"), in connection with the secondary public offering by certain selling shareholders of the Common Shares in the Company which is described in the Registration Statement on Form F-3, as filed with the Securities and Exchange Commission ("the Prospectus") and in certain documents incorporated by reference into the Prospectus. All capitalized terms, unless otherwise specified, have the meaning assigned to them in the Prospectus.

We express no opinion as to any laws other than the current Netherlands tax laws and regulations. There can be no assurance that a change in the existing laws and regulations would not occur in the future which may have the effect of altering our opinion.

Based upon and subject to the foregoing we are of the opinion that the statements in the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2001 (a copy of which is attached), under the caption "Taxation -- Netherlands Tax Considerations", incorporated by reference into the Prospectus, summarize the

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June 24, 2002

material tax consequences under Netherlands laws of an investment in the Common Shares.

In this opinion, Netherlands legal and fiscal concepts are expressed and described in English language terms and not in their original Netherlands language terms. These concepts may not be identical to the concepts described by the equivalent English language terms.

This opinion is furnished to you and may not be relied upon by, transmitted to or filed with any person, firm or company or institution without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the incorporation by reference of this consent into any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the offering to which the Registration Statement relates. We also consent to the references to Baker & McKenzie under the headings "Taxation -- Netherlands Tax Considerations" and "Legal Matters" in the Registration Statement.

This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any matters not specifically referred to herein.

Yours sincerely,

/s/ Baker & McKenzie
Baker & McKenzie
Willem C.B. van Wettum